Exhibit 99.1

Bain Capital Investors, LLC

By: /s/ Andrew Kaplan

Title: Partner

Bain Capital XIV General Partner, LLC

By: Bain Capital Investors, LLC, its manager

By: /s/ Andrew Kaplan

Title: Partner

Bain Capital Fund XIV, L.P.

By: Bain Capital XIV General Partner, LLC, its general partner

By: Bain Capital Investors, LLC, its manager

By: /s/ Andrew Kaplan

Title: Partner

BCPE Perseus Investor GP, LLC

By: Bain Capital Fund XIV, L.P., its managing member

By: Bain Capital XIV General Partner, LLC, its general partner

By: Bain Capital Investors, LLC, its manager

By: /s/ Andrew Kaplan

Title: Partner

BCPE Perseus Investor, LP

By: BCPE Perseus Investor GP, LLC, its general partner

By: Bain Capital Fund XIV, L.P., its managing member

By: Bain Capital XIV General Partner, LLC, its general partner

By: Bain Capital Investors, LLC, its manager

By: /s/ Andrew Kaplan

Title: Partner